Exhibit 99.1

Orion HealthCorp Regains Compliance With AMEX Continued Listing Standards

    ATLANTA & HOUSTON--(BUSINESS WIRE)--July 13, 2005--Orion HealthCorp, Inc. (AMEX: ONH) today announced that it had received a letter dated July 8, 2005, from the American Stock Exchange stating that the Company had evidenced compliance with the requirements necessary for continued listing on the American Stock Exchange.
    The letter is a result of the Company's notification by the American Stock Exchange on March 11, 2005, that it was not in compliance with the American Stock Exchange's Guide as a result of the issuance of common stock in 2003 and early 2004 by the Company's predecessor company, SurgiCare, Inc., without obtaining shareholder approval. After submission of and acceptance by the AMEX of a plan of correction, which included the Company's obtaining such shareholder approval at its May 31, 2005 annual meeting, the Company has now regained compliance.
    Terrence L. Bauer, chief executive officer of Orion HealthCorp, said, "We are very pleased to have this issue resolved. We can now concentrate on our recently announced initiatives, which focus on our core competencies of serving the ambulatory surgery center market, providing business and management services to physician clinics, and providing physician billing and collection services to hospital-based physicians."
    Orion HealthCorp, Inc. provides complementary business services to physicians through three business units: SurgiCare, serving the freestanding ambulatory surgery center market; Integrated Physician Solutions, Inc., providing business and management services to physician practices; and Medical Billing Services, Inc., providing physician billing and collection services and practice management solutions to hospital-based physicians. The core competency of the Company is its long-term experience and success in working with and creating value for physicians. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.
    Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
    The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

    CONTACT: Orion HealthCorp, Inc.
             Terrence L. Bauer, 678-832-1800
             or
             Keith G. LeBlanc, 713-973-6675